EXHIBIT 99.1

PRESS RELEASE DATED JULY 29, 2005

SUPERCONDUCTOR TECHNOLOGIES INC. APPOINTS LYNN J. DAVIS TO BOARD

- Telecommunications Industry Veteran Brings Sales and General Management Expertise -

SANTA BARBARA, Calif., July 29, 2005 – Superconductor Technologies Inc. (NASDAQ: SCON) (“STI”), a leading provider of high performance infrastructure products for wireless voice and data applications, today announced it has appointed to its board of directors Lynn J. Davis, 58.  With the addition of Mr. Davis, STI’s Board is now comprised of seven members.

Jeff Quiram, president and chief executive officer of Superconductor Technologies Inc., stated, “I am delighted to welcome Lynn to the board of STI.  While at ADC Telecommunications, he was instrumental in driving the Broadband Connectivity Group revenues from $2 million to over $2 billion.  I believe Lynn’s extensive strategic business planning and telecom industry expertise will be tremendous assets to STI as we diversify our customer base and extend our product lines.  We are honored to have him join our Board.”

Davis currently serves as president, chief operating officer and board member of August Technology, a manufacturer of inspection equipment for the semiconductor fabrication industry.  From 2002 to 2004, he was a partner at Tate Capital Partners Fund, LLC, a private investment firm he co-founded.  Prior to Tate, for 28 years Davis led the ADC Telecommunications Broadband Connectivity Group in 14 management positions including corporate president, group president and chief operating officer.  He also managed manufacturing, distribution operations, and government operations, as well as served as directors of domestic sales, international sales, and component marketing.  In addition, Davis implemented a globalization strategy with manufacturing in eight countries and sales personnel in 30 countries that resulted in product sales and installations in 102 foreign countries.

“STI is at pivotal juncture, as adoption for next generation wireless applications is beginning to ramp,” stated Davis.  “The company’s solutions offer the unparalleled interference protection and increased sensitivity required to deliver optimal network performance. I believe with strong sales execution STI will capitalize on the industry’s migration to data intensive networks.”

Davis is also a director of Flexsteel Industries, Inc. and Parlex Corporation, as well as chairman of the board of Infrared Solutions, Inc.  He holds a B.S. in electrical engineering from Iowa State University and a M.B.A. from the University of Minnesota.

About Superconductor Technologies Inc. (STI)
Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI’s SuperLinkTM Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink, the company’s flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

Safe Harbor Statement

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, STI’s views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as “thinks,’’ “anticipates,’’ “believes,’’ “estimates,’’ “expects,’’ “intends,’’ “plans,’’ “goals” or similar words.   Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements.  Other factors and uncertainties include:  STI’s ability to expand its operations to meet anticipated product demands; the ability of STI’s products to achieve anticipated benefits for its customers; the anticipated growth of STI’s target markets; unanticipated delays in shipments to customers; and STI’s ability to operate its business profitability.  Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its  2004 Annual Report on Form 10-K.   The Form 10-K is available online at STI’s website, www.suptech.com, or through the SEC’s website, www.sec.gov.   Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Contact

For further information please contact: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

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